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Exhibit 10.22

CONSULTING AGREEMENT

        This Consulting Agreement ("Agreement") is made as of March 11, 2004 ("Effective Date"), by and between Accuray, a                                      corporation having its principal place of business at 1310 Chesapeake Terrace, Sunnyvale, CA 94089 ("Company"), and Forte Automation Systems, Inc., a corporation, whose address is 8155 Burden Road, Rockford, IL 61115 ("Consultant").

        Company desires to have Consultant perform consulting services for Company and Consultant desires to perform such services for Company, subject to and in accordance with the terms and conditions of this Agreement.

        NOW, THEREFORE, the parties agree as follows:

1.     SERVICES.

          1.1    STATEMENTS OF WORK.    From time to time, Company and Consultant may execute statements of work, substantially in the form attached hereto as EXHIBIT A, that describe the specific services to be performed by Consultant, including any work product to be delivered by Consultant (as executed by the parties, a "Statement of Work"). Each Statement of Work will expressly refer to this Agreement, will form a part of this Agreement, and will be subject to the terms and conditions contained herein.

          1.2    PERFORMANCE OF SERVICES.    Consultant will perform the consulting services specified in each Statement of Work ("Services") in accordance with the terms and conditions of this Agreement and of each Statement of Work.

          1.3    PAYMENT.    Company will pay Consultant fees in accordance with the terms set forth in each Statement of Work. If the Statement of Work requires Consultant to complete certain milestones, Company's payment obligation will be expressly subject to Consultant's completion of such milestones to Company's reasonable satisfaction. Unless otherwise specified in the Statement of Work, Company will not reimburse Consultant for any expenses incurred by Consultant in connection with performing Services. Subject to the foregoing, Company will pay each invoice submitted by Consultant within thirty (30) days following receipt thereof.

2.     RELATIONSHIP OF PARTIES.

          2.1    INDEPENDENT CONTRACTOR.    Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, Company by contract or otherwise. Consultant will perform the Services under the general direction of Company, but Consultant will determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law. Company has no right or authority to control the manner or means by which the Services are accomplished.

          2.2    EMPLOYMENT TAXES AND BENEFITS.    Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify Company and hold it harmless from and against all claims, damages, losses, costs and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to receive any vacation or illness payments or to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Company's employees.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          2.3    LIABILITY INSURANCE.    Consultant will maintain adequate insurance to protect Consultant from the following: (i) claims under workers' compensation and state disability acts; (ii) claims for damages because of bodily injury, sickness, disease or death that arise out of any negligent act or omission of Consultant; and (iii) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, that arise out of any negligent act or omission of Consultant.

3.     OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS.

          3.1    DEFINITION OF INNOVATIONS.    Consultant agrees to disclose in writing to Company all inventions, products, designs, drawings, notes, documents, information, documentation, improvements, works of authorship, processes, techniques, know-how, algorithms, technical and business plans, specifications, hardware, circuits, computer languages, computer programs, databases, user interfaces, encoding techniques, and other materials or innovations of any kind that Consultant may make, conceive, develop or reduce to practice, alone or jointly with others, in connection with performing Services or that result from or that are related to such Services, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark or other legal protection (collectively, "Innovations").

          3.2    OWNERSHIP OF INNOVATIONS.    Consultant and Company agree that, to the fullest extent legally possible, all Innovations will be works made for hire owned exclusively by Company. Consultant agrees that, regardless of whether the Innovations are legally works made for hire, all Innovations will be the sole and exclusive property of Company. Consultant hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, all right, title and interest in and to the Innovations, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, "Intellectual Property Rights") therein. At Company's request and expense, during and after the term of this Agreement, Consultant will assist and cooperate with Company in all respects and will execute documents, and, subject to the reasonable availability of Consultant, give testimony and take such further acts reasonably requested by Company to enable Company to acquire, transfer, maintain, perfect and enforce its Intellectual Property Rights and other legal protections for the Innovations. Consultant hereby appoints the officers of Company as Consultant's attorney-in-fact to execute documents on behalf of Consultant for this limited purpose.

          3.3    MORAL RIGHTS.    Consultant also hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all Moral Rights (as definers below) that Consultant may have in or with respect to any Innovation, during and after the term of this Agreement. "Moral Rights" mean any rights to claim authorship of any Innovation, to object to or prevent the modification or destruction of any Innovation, to withdraw from circulation or control the publication or distribution of any Innovation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a "moral right."

          3.4    RELATED RIGHTS.    To the extent that Consultant owns or controls (presently or in the future) any patent rights, copyright rights, mask work rights, trade secret rights, or any other intellectual property or proprietary rights that block or interfere with the rights assigned to Company under this Agreement (collectively, "Related Rights"), Consultant hereby grants or will cause to be granted to Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by

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  such Related Rights, to the extent necessary to enable Company to exercise all of the rights assigned to Company under this Agreement.

        4.     CONFIDENTIAL INFORMATION.    For purposes of this Agreement, "Confidential Information" means and will include: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services; (ii) the Innovations; and (iii) the existence and terms and conditions of this Agreement Confidential Information will not include, however, any information that is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restrictions on use or disclosure. Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing the Services, and not to disclose it to others. Consultant further agrees to take all action reasonably necessary to protect the confidentiality of all Confidential Information including, without limitation, implementing and enforcing procedures to minimize the possibility of unauthorized use or disclosure of Confidential Information.

5.     WARRANTIES.

          5.1    COMPETITIVE ACTIVITIES.    During the term of this Agreement, Consultant will not, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by Company.

          5.2    PRE-EXISTING OBLIGATIONS.    Consultant represents and warrants that Consultant has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with, or that would hinder Consultant's performance of its obligations under this Agreement.

          5.3    SOLICITATION OF SERVICES.    Because of the trade secret subject matter of Company's business, Consultant agrees that, dining the term of this Agreement and for a period of one (1) year thereafter, it will not solicit the services of any of Company's employees, consultants, suppliers or customers for Consultant's own benefit or for the benefit of any other person or entity.

        6.     INDEMNIFICATION.    Consultant will indemnify and hold harmless Company from and against all claims, damages, losses and expenses, including court costs and reasonable attorneys' fees, arising out of or resulting from, and, at Company's option, Consultant will defend Company against:

  (i)
  any action by a third party against Company that is based on a claim that any Services, the results of any Services (including any Innovations), or Company's use thereof, infringe, misappropriate or violate a third party's Intellectual Property Rights; and

  (ii)
  any action by a third party against Company that is based on any negligent act or omission or willful conduct of Consultant and that results in: (a) bodily injury, sickness, disease or death; (b) injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom; or (c) the violation of any statute, ordinance, or regulation.

7.     TERM AND TERMINATION.

          7.1    TERM.    This Agreement will commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, will remain in force and effect for as long as Consultant is performing Services pursuant to a Statement of Work.

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          7.2    TERMINATION FOR BREACH.    Either party may terminate this Agreement (including all Statements of Work) if the other party breaches any material term of this Agreement and fails to cure such breach within ten (10) days following written notice thereof from the non-breaching party.

          7.3    TERMINATION FOR CONVENIENCE.    Company may immediately terminate this Agreement (including all Statements of Work) at any time, for any reason or no reason, by written notice to Consultant.

          7.4    EFFECT OF TERMINATION.

    (a)
    Upon the expiration or any termination of this Agreement for any reason, Consultant will promptly deliver to Company all Innovations, including all work in progress on any Innovations and all versions and portions thereof.

    (b)
    Upon the expiration or any termination of this Agreement (except termination of this Agreement pursuant by Company pursuant to Section 7.2 for breach by Consultant), Company will pay Consultant any amounts that are due and payable under Section 1.2 for Services performed by Consultant prior to the effective date of expiration or termination.

    (c)
    Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify Company of all Confidential Information in Consultant's possession or control and will promptly deliver all such Confidential Information to Company, at Consultant's expense and in accordance with Company's instructions.

          7.5    SURVIVAL.    The provisions of Sections 2.2, 3, 4, 5.3, 6, 7.4, 7.5, 8 and 9 will survive the expiration or termination of this Agreement.

8.    LIMITATION OF LIABILITY.    IN NO EVENT WILL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9.     GENERAL.

          9.1    NO ELECTION OF REMEDIES.    Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or available at law or in equity.

          9.2    ASSIGNMENT.    Consultant may not assign or transfer any of Consultant's rights or delegate any of Consultant's obligations under this Agreement, in whole or in part, without Company's express prior written consent. Any attempted assignment, transfer or delegation, without such consent, will be void. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties permitted successors and assigns.

          9.3    EQUITABLE REMEDIES.    Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement.

          9.4    ATTORNEYS' FEES.    If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

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          9.5    GOVERNING LAW.    This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in the Northern District of California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

          9.6    SEVERABILITY.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

          9.7    NOTICES.    All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All notices will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section.

          9.8    ENTIRE AGREEMENT.    This Agreement, together with all Statements of Work, constitutes the complete and exclusive understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. In the event of a conflict, the terms and conditions of each Statement of Work will take precedence over the terms and conditions of this Agreement. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

          9.9    WAIVER.    The waiver of any breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same other provisions hereof.

          9.10    COUNTERPARTS.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

COMPANY:		CONSULTANT:
By:	/s/ MIKE SARACEN Title: Dir. Product Management Date: March 11, 2005	By:	/s/ TOBY HENDERSON Title: President Date: March 11, 2005

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EXHIBIT A

Statement of Work

        This Statement of Work is issued under and subject to all of the terms and conditions of the Consulting Agreement dated as of March 11, 2005 by and between Accuray ("Company") and Forte Automation Systems, Inc ("Consultant").

        1.     Description of Services (see attached Proposal # 03-4984A, dated 7/28/03, as amended by attached Proposal # 04-5244, dated June 8, 2004).

        2.     Payment Terms [Include the following if the Consultant will be paid based on the completion of milestones] (see attached Proposal # 03-4984A, dated 7/28/03, as amended by attached Proposal # 04-5244, dated June 8, 2004).

        3.     Other Terms

AGREED AS OF                                     , 200

COMPANY:
By:	/s/ MIKE SARACEN	By:
Title:	Dir. Product Management	Title:

Proposal #	03-4984-A
Date	07/28/03

ACCURAY, INC.
Patient Couch Application

Mr. Mike Saracen

        July 28, 2003

Mr. Mike Saracen
Accuray, Inc.
570 Del Rey Avenue
Sunnyvale, CA 94086

Dear Mr. Saracen:

Thank you for your interest in Forte Automation Systems, Inc. to supply equipment for your patient couch application. Forte has considerable experience building custom robotics and automation applications in the fields of pharmaceutical equipment and medical devices.

Based on the input from our last meeting, we have redesigned the patient couch to include the features your team has requested.

We wish to thank you for the opportunity to quote your requirements and look forward to working with you and your company on this project.

If you have any questions on this proposal, or require additional information, please do not hesitate to contact us.

Sincerely,

FORTE AUTOMATION SYSTEMS, INC

/s/ Toby Henderson

SCOPE:

        Forte Automation Systems, Inc. will design and build a state of the art patient couch that will be integrated into your existing product.

        At your request, we have provided this quotation in three (3) phases:

  •
  System design.

  •
  Prototype system.

  •
  Build of multiple systems.

PROJECT OBJECTIVES:

  •
  Increase system accuracy over existing product.

  •
  Provide six-axis of interpolated motion to improve patient positioning.

  •
  Utilize a Kuka controller for easy integration with your existing Kuka based product.

  •
  Improve patient egress.

  •
  Provide an esthetically pleasing compact package.

  •
  Use off the shelf components to provide high reliability with low cost.

  •
  Assure patient safety with axis limits and robust controls plan.

  •
  Open new market opportunities.

  •
  Improve throughput by improving patient load/unload efficiency.

SYSTEM DELIVERABLES:

Phase One:

        Forte will provide mechanical designs to incorporate a variety of Forte standard servo mechanisms. The resulting package will yield a system with six-axis of freedom within the safety parameters that will be established during this phase.

        The design will take in account to the existing product constraints with respect to floor space and interface to your existing product.

        Controls specifications will be developed including electrical interface to your equipment, couch control, hardwire schematics, cabling drawings, and panel layouts.

        All documentation for custom designed equipment will be provided in either 3D or 2D electronic CAD format.

Phase Two:

        Forte will build a prototype patient couch and assist with the integration of the couch with your equipment. This phase will include the necessary mechanical hardware, control hardware, development of the system software, and testing of the fully assembled couch at Forte.

        Three (3) days of training is included for up to four (4) people at our Rockford plant.

        Integration with your equipment will be billed at our normal field service rates.

Phase Three:

        Forte will provide multiple duplicate systems including any design improvements discovered in phase two.

        Forte will be available to assist with installation training and service at your customer's site on request. Any non-warrantee service will be billed at our published service rates.

MISCELLANEOUS:

Electrical:

        System Power Requirements estimated at 480 VAC, 60 Hz, 30 Amps.

DOCUMENTATION:

        DESIGN APPROVAL: System design to be approved by Accuray, Inc. personnel prior to programming and manufacture.

        All documentation will be kept to latest revision, custom software inclusive. Forte will provide all manuals for all systems. Operations manuals will include start-up, calibration and set-up procedures. Software and mechanical drawings will be supplied in an electronic file format as well as one (1) bound hardcopy.

        Documentation will be written with recovery methods and written procedures easily understood by operational personnel.

        Set-up and calibration will be described in detail (mechanical reference, fixtures, critical measurements, and variable interaction) in our manual.

        All adjustments will be easily assessable. A preventive maintenance schedule and spare parts list (commercial and custom) with wear parts identified is part of the Forte standard documentation package.

        One (1) documentation package is included. Additional copies of manuals can be purchased for $250.00 per copy.

SPECIFICATIONS:

  •
  Payload 210 KG.

  •
  Repeatability < ± .08 mm.

  •
  Weight 1120 KG approximate.

MAINTENANCE/SET-UP & CALIBRATION FIXTURES:

        Machine framework and major mechanicals will be designed for accessibility to internal components with clearance for removal of shafts, bearings, and slides. Critical alignment devices will be dowel pinned at a point that will effect assembly removal with minimal corruption of alignment and set-up.

        Fixtures and calibration jigs will be designed and included to aid in set-up. Special attention will be made to methods of mechanical adjustment and variable structure to insure reliable and expedient set-up of devices. Set-up and calibration routines and procedures with logic and data maps is part of the standard documentation.

SYSTEM SUPPORT/INSTALLATION & START-UP:

Project Management / System Support:

        Forte will assign a project engineer to your system, who will coordinate the project through concept, design, build, installation, and remain available to provide service or technical assistance after the system has been installed. During the build, Accuray, Inc. will have visitation rights at any time and will provide reasonable notice prior to arrival.

        All agreements will be made in writing. Any correspondence on the project will be recorded and kept in a bound chronological book. Design changes and engineering change orders will be copied to Accuray, Inc. for concurrence and recorded.

        Commencing upon bid award, a design kick-off meeting will be held and subsequent design reviews through the engineering/design process will be scheduled and attended by representatives of both companies.

        Prior to or shortly after the design kick-off meeting, the project schedule will be established and any deviations will be brought to the attention of Accuray, Inc.

Installation & Start-Up:

        Shipping, rigging, uncrating, and installation of basic services at your facility will be the responsibility of Accuray, Inc. Forte will provide these services, if requested by Accuray, Inc. at our standard field service rates.

        Forte will supply appropriate mechanical engineering and control system engineering personnel for installation supervision, start-up, and training at our quoted service rate. Forte will notify Accuray, Inc. of facility requirements within 2 months of project ship date.

MACHINE ACCEPTANCE/DELIVERY:

Machine Acceptance:

        Acceptance will be made by a run-off at Forte Automation Systems, Inc. facility, with personnel from Accuray, Inc. present.

        A second run-off will be performed at Accuray, Inc. with the system integrated into your product.

        Acceptance will be based on conformance to the build specifications established in phase one.

Project Schedule:

        Phase one deliverables can be completed in 8 - 10 weeks ARO.

        Phase two deliverables can be completed in 12 - 14 weeks ARO.

        Delivery of duplicate systems would require 10 - 12 weeks ARO.

        The project schedule will be reviewed at the time of order placement and is subject to change. The project schedule commences upon receipt of both a hard copy purchase order and down payment. At that time, a complete schedule will be provided. Necessary changes due to unforeseen circumstances will result in a change to the delivery schedule.

PRICING/TERMS:

Price:

One (1) Phase One Concept and Design as Described in Forte Proposal #03-4984-A, F.O.B. Rockford, IL	$ [*]
One (1) Phase Two Prototype Build as Described in Forte Proposal #03-4984-A, F.O.B. Rockford, IL	$ [*]
One (1) Phase Three Quantity Build Estimate as Described in Forte Proposal #03-4984-A, F.O.B. Rockford, IL	$ [*]/ea.
Installation Assistance, Start-Up and Training at Your Plant	$ [*] / Hr. / Person Plus Expenses

        NOTE: Forte Automation Systems, Inc. Terms and Conditions and Warranty
sheet is attached and an inseparable part of this proposal.

Payment Terms:

        Payment to be made on a phase contract agreement as follows:

  30% down payment with purchase order.
  30% due upon approval of engineering.
  30% due upon acceptance at Forte Automation Systems, Inc. facility.
  10% due net 30, following acceptance at Accuray, Inc.'s facility.

NOTE: Lease options are also available.

        [*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        Proposal # 04-5244
June 8, 2004

         ACCURAY INC.
Prototype Robotic Patient Couch

         Mr. Mike Saracen

        June 8, 2004

Mr. Mike Saracen
Accuray Inc.
1310 Chesapeake Terrace
Sunnyvale, CA 94089

Dear Mike:

At your request, we have evaluated costs to construct a 2nd and 3rd Prototype Robotic Patient Couch.

Tests to be conducted over the next several weeks will determine if a seventh-axis will be required for the production systems. Pending these results, we have included seventh-axis pricing as an option.

We wish to thank you for the opportunity to quote your requirements and look forward to working with you and your company on this project.

If you have any questions on this proposal, or require additional information, please do not hesitate to contact us.

Sincerely,

FORTE AUTOMATION SYSTEMS, INC.

Toby Henderson

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SCOPE:

        Based on the input from our last review meeting, Forte will complete the following:

  •
  Evaluate reduced motor sizes for all axis.

  •
  Reduce width profile for axis one.

  •
  Reduce folded height of link two by incorporating a smaller gearbox between axis one and two.

  •
  Evaluate longer table possibilities.

  •
  Redesign of the axis three casting.

SYSTEM DELIVERABLES:

Forte will provide:

  •
  Kuka Robot Kit Bill of Material.

  •
  Two (2) 2nd Generation Prototype Units.

MISCELLANEOUS:

Electrical:

System power requirements estimated at 208 VAC, 60 Hz, 30 Amps.

DOCUMENTATION:

DESIGN APPROVAL: System design to be approved by Accuray, Inc. personnel prior to programming and manufacture.

All documentation will be kept to latest revision, custom software inclusive. Forte will provide all manuals for all systems. Operations manuals will include start-up, calibration and set-up procedures.

Set-up and calibration will be described in detail (mechanical reference, fixtures, critical measurements, and variable interaction) in our manual.

All adjustments will be easily assessable. A preventive maintenance schedule and spare parts list (commercial and custom) with wear parts identified are part of the Forte standard documentation package.

One (1) documentation package is included. Additional copies of manuals can be purchased for $250.00 per copy.

SYSTEM SUPPORT/INSTALLATION & START-UP:

Project Management / System Support:

Forte will assign a project engineer to your system, who will coordinate the project through concept, design, build, installation, and remain available to provide service or technical assistance after the system has been installed. During the build, Accuray, Inc. will have visitation rights at any time and will provide reasonable notice prior arrival.

All agreements will be made in writing. Any correspondence on the project will be recorded and kept in a bound chronological book. Design changes and engineering change orders will be copied to Accuray, Inc. for concurrence and recorded.

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Commencing upon bid award, a design kick-off meeting will be held and subsequent design reviews through the engineering/design process will be scheduled and attended by representatives of both companies.

Prior to or shortly after the design kick-off meeting, the project schedule will be established and any deviations will be brought to the attention of Accuray, Inc.

Installation & Start-Up:

Shipping, rigging, uncrating, and installation of basic services at your facility will be the responsibility of Accuray, Inc. Forte will provide these services, if requested by Accuray, Inc. at our standard field service rates.

Forte will supply appropriate mechanical engineering and control system engineering personnel for installation supervision, start-up, and training at our quoted service rate. Forte will notify Accuray, Inc. of facility requirements within 2 months of project ship date.

MACHINE ACCEPTANCE/DELIVERY:

Machine Acceptance:

Acceptance will be made by a run-off at Forte Automation Systems, Inc. facility, with personnel from Accuray, Inc. present.

A second run-off will be performed at Accuray, Inc. with the system integrated into your product.

Acceptance will be based on conformance to the build specifications.

Project Schedule:

As we discussed, some of the motor and possibly controller re-sizing may be difficult to accomplish in the allotted time. Both Accuray, Inc. and Forte must work closely with Kuka to assure the delivery of robot kits and support required to make these control changes.

Engineering = 3 weeks.

Build = 8 weeks.

The project schedule will be reviewed at the time of order placement and is subject to change. The project schedule commences upon receipt of both a hard copy purchase order and down payment. At that time, a complete schedule will be provided. Necessary changes due to unforeseen circumstances will result in a change to the delivery schedule.

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PRICING/TERMS:

Price:

One (1) Engineering as Described in Forte Proposal #04-5244, F.O.B. Origin	$ [*]
Build Two (2) Six-Axis Units as Described in Forte Proposal #04-5244, F.O.B. Origin	$ [*]/Each
Build Two (2) Seventh-Axis Modules as Described in Forte Proposal #04-5244, F.O.B. Origin	$ [*]/Each
Installation Assistance, Start-Up and Training at Your Plant	$[*] / Hr. / Person Plus Expenses
NOTE: Forte Automation Systems, Inc. Terms and Conditions and Warranty sheet is attached and an inseparable part of this proposal.
Payment Terms:
Payment to be made on a phase contract agreement as follows:
30% down payment with purchase order.
30% due upon approval of engineering.
30% due upon acceptance at Forte Automation Systems, Inc. facility.
10% due net 30, following acceptance at Accuray Inc.'s facility.

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        FORTE AUTOMATION SYSTEMS, INC. ("FORTE")
Terms, Conditions & Warranty

1.
Applicable Terms.    Any order resulting from this proposal will be subject to the written acknowledgment of Forte.

2.
Taxes.    Any taxes or additional costs, due to the federal, state or municipal legislation, to which the prices in this proposal are subject, will be by the purchaser.

3.
Duration.    The price set forth in the proposal is valid for 60 days.

4.
Delivery.    Forte will make every reasonable effort to meet the delivery period set forth on the proposal. Delivery period proposed is an estimate based on conditions on the date of the proposal and is subject to review and change per Forte's acknowledgment. All reference to delivery assumes the period to start on the date of Forte's acknowledgment of the Purchaser's formal written order, and all deliveries are contingent upon the timely performance of the purchaser in providing component parts/part samples, prints, and approvals as may be requested by Forte. Delivery shall be F.O.B. Forte's plant, Rockford, Illinois. Purchaser is deemed to have agreed to extend delivery date if delay is result of Purchaser's failure to provide in timely fashion component parts/part samples, prints, and approvals as may be requested by Forte.

5.
Delays.    Forte shall not be liable for any loss or damage for delay or non-delivery due to acts of civil or military authority, acts of the buyer, or by reason of "Force Majeur," which shall be deemed to mean all other causes not reasonably in the control of Forte, including but not limited to acts of God, war, strikes, labor disturbances, delays of carriers, inability to secure materials, labor or manufacture facilities. Any delay resulting from such causes shall extend corresponding shipping dates accordingly.

6.
Warranties and Remedies.    Goods are warranted, to the original purchaser for use, to be free of defects in material and workmanship within such tolerances as may be customary in the industry for a period of 90 days from the date of shipment. Forte, at its option, will repair or replace, or refund the purchase price of any machine or part which fails within the warranty period and is found upon examination by Forte to be defective in material or workmanship, or both. This warranty does not cover failures attributable to improper use or maintenance, exceeding rated capacity, alteration, accident, normal, wear of moving parts, or damages caused by shipment. Computer software, accessories, controls, hydraulics, and other components not manufactured by Forte are excluded from this warranty. For services on such parts, refer to applicable manufacturer's warranty. Purchaser must give written notice to Forte at the address shown below of any warranty claim within thirty days after failure, and if so instructed, return to Forte the parts to be replaced or repaired, with all transportation charges prepaid by purchaser. Replacement parts will be invoiced to purchaser, with credit issued for parts covered by this warranty and freight thereon. Removal and reinstallation of replacement parts shall be at purchaser's expense. THERE IS NO OTHER EXPRESS WARRANTY, ANY AND ALL IMPLIED WARRANTIES, INCLUDING MERCHANTABILITY AND FITNESS. FOR PARTICULAR PURPOSE, ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY FORTE. INCIDENTAL AND CONSEQUENTIAL DAMAGES ARE EXPRESSLY EXCLUDED FROM THE REMEDIES AVAILABLE TO PURCHASER, AND THE REMEDIES PROVIDED IN THIS WARRANTY SHALL BE EXCLUSIVE.

7.
Damages.    Forte shall not be liable under any circumstances for consequential damages arising in whole or in part from any breach by Forte, AND ALL SUCH CONSEQUENTIAL DAMAGES ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY FORTE.

8.
Security Interest.    Until paid in full for the purchase price, Forte retains a security interest in all goods delivered to Purchaser, and the products and proceeds thereof, for the purpose of securing payment of any and all indebtedness of Purchaser to Forte arising out of the sale of the goods noted hereon, together with all costs and expenses in connection therewith, including, but not limited to, expenses of retaking, preserving, repairing, maintaining, preparing for sale, and selling said collateral as well as reasonable attorney's fees, court costs, and other legal expenses.

9.
Patent and Copyright Infringement Indemnification.    Forte shall indemnify, defend, and hold Purchaser harmless (including attorneys' fees) from any claim that the product delivered hereunder is infringing on any valid copyright or patent, provided that Purchaser gives Forte timely written notice of such claim. Forte shall not be responsible for any compromise made in connection with such a claim without its consent. In the event of a final judgment which prohibits Purchaser's continued use of any product by reason of infringement, or if at any time Forte is of the opinion that any product is likely to become the cause of action for infringement, Forte may, at its sole discretion and expense, obtain the rights to continued use of such product, replace or modify such product so that the product is no longer infringing, or remove the product involved and refund to Purchaser the price thereof as depreciated or amortized over a five (5) year life. In no event shall Forte's liability to Purchaser under this section exceed the amount paid by Purchaser to Forte for any allegedly infringing product. Purchaser shall indemnify, defend, and hold Forte harmless from any loss, cost, or expense (including attorneys' fees) arising: (1) in connection with any claim that the product is infringing on a copyright or patent because of the way the product was modified, altered, or combined with any equipment, device, or software not supplied by Forte or because the product was used in a manner for which the same was not designed; or because the goods manufactured were done so in accordance with Purchaser's specifications (or modified in any way by Purchaser); (2) and also from any product liability claims based on alleged defects in Purchaser's design or modification.

10.
Special Manufactured Goods.    Purchaser shall hold harmless and defend Forte against all loss, damage, and expense (including attorneys' fees) arising from any patent or other property right infringement claims on goods manufactured in accordance with Purchaser's specifications and from any product liability claims based on alleged defects in Purchaser's design.

11.
Trade Uses, Governing Law.    All trade uses and customs of Forte's industry shall apply to this sale and shall constitute part of the agreement between Forte and Purchaser to the extent not inconsistent herewith. Except as modified herein, the Illinois Uniform Commercial Code shall govern this transaction. Typographical and clerical errors are subject to correction.

12.
Modifications.    No additions, modifications, or changes of the foregoing terms by Purchaser in connection with any order relating hereto shall be binding upon Forte unless specifically agreed to by Forte in writing.

Forte Automation Systems, Inc.
9918 North Alpine Road
Rockford, Illinois 61115
815/633-2300
815/633-7131 FAX

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